UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2014

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

802 Main Street, West Point, Virginia		23181
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On May 14, 2014, C&F Financial Corporation (the Corporation) issued a press release announcing that it has repurchased from the United States Department of the Treasury ("Treasury") a warrant to purchase 167,504 shares of the Corporation's common stock at an exercise price of $17.91 per share (the "Warrant"). The Warrant was issued to Treasury in January 2009 in connection with the Corporation's participation in the TARP Capital Purchase Program. The Corporation paid an aggregate purchase price of $2,303,180 for the repurchase of the Warrant, which has been cancelled. The repurchase price was based on the fair market value of the Warrant as agreed upon by the Corporation and Treasury. Following the repurchase of the Warrant on May 14, 2014, Treasury has no remaining equity stake in the Corporation.

A copy of the Corporation's news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 8.01.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

99.1	C&F Financial Corporation news release dated May 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION REGISTRANT

Date: May 14, 2014	By:	/s/ Thomas F. Cherry
Thomas F. Cherry
Chief Financial Officer

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